EXHIBIT 99.4

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Annual Report of Cenex Harvest States Cooperatives (the “Company”), on Form 10-K/A for the year ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John D. Johnson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John D. Johnson
John D. Johnson
President and Chief Executive Officer
June 27, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cenex Harvest States Cooperatives and will be retained by Cenex Harvest States Cooperatives and furnished to the Securities and Exchange Commission or its staff upon request.